                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-12

                         WELLS-GARDNER ELECTRONICS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     4) Date Filed:
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
                                [STRIP IN LOGO]

                                         March 24, 1995

To Our Shareholders:

      You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation which will be held at the General Offices of the company, 2701 North Kildare Avenue, Chicago, Illinois, on April 25, 1995, at 2:00 P.M. Central Daylight Savings Time. All holders of shares of the company's common stock as of the close of business on March 17, 1995, are entitled to vote at the Annual Meeting.

      Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the company will be presented at the meeting and shareholders will have an opportunity to ask questions. We plan to adjourn the meeting at approximately 3:15 P.M., but members of senior management will remain to answer any additional questions you may have.

      WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

                                       Sincerely,
                                       Anthony Spier
                                       Chairman of the Board,
                                       President and Chief
                                       Executive Officer

                     WELLS-GARDNER ELECTRONICS CORPORATION

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - APRIL 25, 1995

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation will be held on Tuesday, April 25, 1995, at 2:00 P.M., Central Daylight Savings Time, at the General Offices of the company, 2701 North Kildare Avenue, Chicago, Illinois, for the following purposes:

1. To elect seven directors;

2. To consider and vote upon a proposal to approve the amendment of the company's Amended and Restated Incentive Stock Plan; and

3. To act upon any other business which may properly be brought before the meeting.

The close of business on March 17, 1995, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

                            By Order of the Board of Directors,
                            RICHARD L. CONQUEST
                            Secretary

March 24, 1995

                     WELLS-GARDNER ELECTRONICS CORPORATION
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, APRIL 25, 1995

       This Proxy Statement is being sent on or about March 24, 1995, to all holders of shares of the common stock, $1.00 par value ("Common Stock"), the only class of stock outstanding, of Wells-Gardner Electronics Corporation, 2701 North Kildare Avenue, Chicago, IL 60639 (the "company"), entitled to vote at the Annual Meeting of Shareholders on April 25, 1995 (the "Meeting"), in order to furnish information relating to the business to be transacted.

VOTING PROCEDURES

       Shareholders of record at the close of business on March 17, 1995, are entitled to vote at the Meeting. As of that date, there were 3,957,736 shares of Common Stock outstanding. Shareholders are entitled to one vote per share owned on the record date, and with respect to the election of directors, shareholders have cumulative voting rights. Under cumulative voting, each shareholder is entitled to the number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

       A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

       You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the company, by submitting a subsequently dated proxy, or by attending the Meeting and withdrawing the proxy. You may also be represented by another person present at the Meeting by executing a proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the Meeting will be voted as indicated.

       Unless otherwise indicated on the proxy card, votes represented by all properly executed proxies will be distributed equally among the nominees for director named herein, except that if additional persons are nominated, the proxies will have discretionary authority to cumulate votes among the nominees named herein. The withholding of authority to vote for any individual nominee or nominees will permit the proxies to distribute the withheld votes in their discretion among the remaining nominees. In addition, where specific instructions are not indicated, the proxy will be voted FOR the approval of the amendment of the company's Amended and Restated Incentive Stock Plan.

       Assuming the presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, thereby constituting a quorum, the affirmative vote of the holders of a plurality of the shares represented at the Meeting and entitled to vote is required for the election of directors and the affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote is required for the approval of the amendment of the company's Amended and Restated Incentive Stock Plan. Abstentions are included in the determination of the number of shares present for purposes of determining if a quorum is present. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast on proposals presented to shareholders, and thus have no legal effect on the vote.

       The expense of preparing, printing and mailing this Proxy Statement will be paid by the company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the company without additional compensation. The company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

       A copy of the 1994 Annual Report to Shareholders, which includes the consolidated financial statements of the company for the fiscal year ended December 31, 1994, was mailed to the shareholders on or about March 24, 1995.

                             ELECTION OF DIRECTORS

       The bylaws of the company provide that the number of directors of the company shall be from five to nine, as fixed from time to time by the Board of Directors. The size of the Board is currently set at seven members. Shareholders are entitled to cumulative voting in the election of directors. See "Voting Procedures" herein. Directors will hold office until the next Annual Meeting and until their successors are duly elected and qualified, or until their earlier death or resignation. The Board of Directors has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

INFORMATION CONCERNING NOMINEES

ANTHONY SPIER                             Director since April 1990

Anthony Spier, age 51, has been Chairman of the Board, President and Chief Executive Officer since April 1994. Before joining the company, Mr. Spier was President of OCE Bruning, a manufacturer of drafting equipment and supplies, from 1990 to 1994. Prior thereto he was also Vice President of A.M.
International, and President of Bruning Corporation, a division of A.M. International. He is currently Chairman of the Executive Committee.

ALBERT S. WELLS, JR.                      Director since April 1948

Albert S. Wells, Jr, age 74, retired from the company in 1990. Before retiring, Mr. Wells served as Chairman of the Board and Chief Executive Officer. Mr. Wells had been employed by the company since 1941. He is currently a member of the Executive and Stock Option Committees. Mr. Wells' son, Randall S. Wells, is Executive Vice President and General Manager of the company.

ALLAN GARDNER                             Director since April 1963

Allan Gardner, age 73, retired from the company in 1988. Before retiring, Mr. Gardner had served the company in various positions, including President and Chief Operating Officer. Mr. Gardner had been employed by the company since 1948. He is currently Chairman of the Audit Committee.

JAMES J. ROBERTS, JR.                     Director since April 1982

James J. Roberts, Jr., age 50, has been Chairman of the Board and Chief Executive Officer of James Industries, Inc. since its incorporation in 1977. James Industries, a sales representatives' organization serving the electronics and computer industries, started serving the company as a sales representative in 1979 and has continued to date. Mr. Roberts is currently Chairman of the Stock Option Committee and a member of the Executive Committee.

JOHN R. BLOUIN                            Director since April 1989

John R. Blouin, age 48, has been President of James Industries, Inc. since 1982. Prior to joining James Industries in 1980, Mr. Blouin served in a variety of sales management and marketing positions within General Electric Corporation. He is currently a member of the Audit Committee.

WILLIAM L. DE NICOLO                      New Director Nominee

William L. De Nicolo, age 48, has been President and Chairman of the Board of DNIC Brokerage Company, a stock holding company of Telular Canada, since 1986. Mr. De Nicolo is the founder, and has been, since its formation in 1992, Chairman of the Board of Directors, of Telular Corporation ("Telular"), a corporation specializing in the design, development, manufacture and marketing of cellular telecommunication technology and products. Mr. De Nicolo served as Chief Executive Officer of Telular from 1992 to 1993.

WAYNE HARRIS                              New Director Nominee

Wayne Harris, age 60, is the President and owner of Wayne Harris Company, a Dallas-based appliance wholesaler, of which he has been the sole shareholder since 1988. Prior thereto, Mr. Harris was Corporate Vice President of Roper Corporation, a manufacturer of home appliances and outdoor power equipment, from 1981 to 1988.

       These seven persons will be placed in nomination for election to the Board of Directors. The shares represented by the proxy cards returned will be voted FOR the election of these nominees, as specified under "Voting Procedures" herein, unless you specify otherwise.

VOTING RIGHTS AGREEMENT

       The company, Albert S. Wells, Jr., Anthony Spier, Allan Gardner, James Industries, Inc. and James J. Roberts, Jr. entered into a voting rights agreement (the "Voting Rights Agreement") in April 1994, regarding the voting of the parties' Common Stock for directors of the Company. Pursuant to the Voting Rights Agreement, Messrs. Wells, Spier, Gardner and Roberts have agreed to vote their shares of Common Stock at each election of directors for such slate of nominees as the Executive Committee of the Board shall designate, provided that such slate shall, during the term of the Voting Rights Agreement, always include James J. Roberts, Jr., John R. Blouin, Albert S. Wells, Jr., Allan Gardner and Anthony Spier, as well as one individual designated by Albert S. Wells, Jr. and approved by James J. Roberts, Jr., and one individual designated by James J. Roberts, Jr. and approved by Albert S. Wells, Jr. (collectively, the "Designated Directors"). In any election of directors of the company in which the number of nominees exceeds the number of directors to be elected, the Voting Rights Agreement provides that the parties will vote in a manner to assure the election of the greatest number of Designated Directors. The Voting Rights Agreement terminates on the earlier of the termination of the Sales Representation Agreement between the company, James Industries, Inc. and James J. Roberts, Jr. (see "Compensation Committee Interlocks and Insider Participation" herein) and December 31, 1997.

BOARD COMPENSATION

       Employee directors do not receive additional compensation for serving on the Board of Directors. Non-employee directors receive $750 for each Board and Committee meeting attended and a quarterly retainer of $750. The company reimburses directors for travel expenses incurred. The company also pays the premiums on directors' and officers' liability insurance policies covering the directors. During the fiscal year ended December 31, 1994, the Board of Directors met ten times, seven times in person and three times by telephone conference, and the non-employee directors were paid for the seven meetings at which they appeared in person, waiving payment for the telephone conference meetings.

COMMITTEES OF THE BOARD

       The Board of Directors has three standing committees, the Audit Committee, the Executive Committee and the Stock Option Committee. The Board has no nominating committee or compensation committee, although the Executive Committee deals with matters relating to the nominations to the Board and compensation.

       AUDIT COMMITTEE

       The Audit Committee consists of two non-employee directors: John Blouin and Allan Gardner. The Audit Committee met four times during fiscal 1994. It also meets separately with representatives of the company's independent auditors and with representatives of senior management. The Audit Committee reviews and makes recommendations to the Board regarding: (i) the general scope of audit coverage; (ii) the fees charged by the independent auditors; (iii) matters relating to the company's internal control systems; (iv) the value of goodwill and other intangibles; and (v) the expenses of senior executives.

       EXECUTIVE COMMITTEE

       The Executive Committee consists of three directors: Anthony Spier, Albert S. Wells, Jr. and James J. Roberts, Jr. The Executive Committee met three times during fiscal 1994. Pursuant to the company's bylaws, the Executive Committee has the authority to take all actions that could be taken by the full Board of Directors, except as provided by statute. It may meet between regularly scheduled Board meetings to take such action as is necessary for the efficient operations of the company.

       The Executive Committee also deals with matters relating to nominations to the Board of Directors and compensation. The Executive Committee's duties relating to nominations to the Board include proposing a slate of directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board. It conducts research to identify suitable candidates for Board membership, and seeks individuals who will make a substantial contribution to the company. It will consider candidates proposed by shareholders. Generally, candidates must be highly qualified and affirmatively desirous of serving on the Board. They should represent the interests of all shareholders and not those of a special interest group. Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the company.

       The Executive Committee makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other executive officers. See "Report of the Board of Directors on Compensation" herein.

       STOCK OPTION COMMITTEE

       The Stock Option Committee consists of two non-employee directors: Albert
S. Wells, Jr. and James J. Roberts, Jr. The Stock Option Committee met twice during fiscal 1994. The Committee administers the company's Amended and Restated Incentive Stock Plan. See "Report of the Stock Option Committee on Compensation" herein.

     SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

       Set forth in the following table are the beneficial holdings on March 17, 1995, of each person known by the company to own beneficially more than five percent of its outstanding Common Stock, directors and nominees, executive officers named in the Summary Compensation Table and all executive officers and directors as a group.

                                                                 NUMBER OF SHARES
                                                                   BENEFICIALLY
                                                                  OWNED(A)(B)(C)    % OF CLASS
                                                                 ----------------   ----------

James J. Roberts, Jr...........................................        551,836(d)        13.9%
 Individually and as Trustee of
 the James J. Roberts Trust
 dated December 23, 1991
 1619 Colonial Parkway
 Inverness, Illinois 60067

Dimensional Fund Advisors, Inc.................................        218,300(e)         5.5%
 1299 Ocean Avenue
 Suite 650
 Santa Monica, California 90401

Albert S. Wells, Jr............................................        159,998(f)         4.0%

Allan Gardner..................................................        112,795(g)         2.8%

Anthony Spier..................................................         99,800            2.5%

Francis J. Myers...............................................         23,000          *

Richard L. Conquest............................................         36,213          *

John R. Blouin.................................................         11,000          *

William L. De Nicolo...........................................              0          *

Wayne Harris...................................................              0          *

Executive Officers & Directors as a group (12 persons).........      1,100,842           27.3%

- --------------------------
*    Represents holdings of less than one percent.

(a) The amounts shown include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Spier, 10,000 shares; Mr. Myers, 20,000 shares; Mr. Conquest, 17,004 shares; and all directors and executive officers as a group, 78,154 shares.

(b) Excludes shares owned by spouses as follows: Mr. Wells, 19,072 shares; Mr. Gardner, 6,300 shares; and executive officers and directors as a group, 28,217 shares. In each case, beneficial ownership of such shares is disclaimed.

(c) The amounts shown include performance-based restricted stock awards that could vest in accordance with their terms as follows: Mr. Spier, 39,000 shares; Mr. Conquest, 9,000 shares; and all executive officers as a group, 102,000 shares.

(d) According to Schedule 13D filed with the Securities and Exchange Commission by Mr. Roberts and other information furnished by him, Mr. Roberts has sole voting power over all shares beneficially owned by him. According to such information, all of these shares are owned by Mr. Roberts as trustee of a trust of which he is sole beneficiary.

(e) According to Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc., it has sole voting power with respect to 124,200 shares and sole dispositive power with respect to 218,300 shares.

(f)  Includes 82,400 shares held by the Lorraine D. Wells Family Trust, of which
     Mr. Wells is the trustee.

(g) All of these shares are held by the Allan Gardner Revocable Living Trust dated 1/9/90, of which Mr. Gardner is the trustee.

                REPORT OF THE BOARD OF DIRECTORS ON COMPENSATION

       This report of the Board of Directors shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES

       The Board of Directors' policy with respect to compensation of the company's executive officers includes the following objectives:

     - Maintain a level of compensation that will attract and retain highly qualified individuals.

     - Match   the  compensation  goals  of  the  executive  officers  with  the short-term and long-term operational goals of the company.

     - Align the interests of the executive officers and shareholders.

     - Reward significant performance by individual executive officers, which performance contributes to the success of the company.

       To achieve these objectives, the overall compensation of the company's executive officers was comprised in 1994 of an annual salary and awards granted under the company's Amended and Restated Incentive Stock Plan ("ISP"). The company's Board of Directors determines the annual salary of executive officers, based upon recommendations of the Executive Committee. The ISP is administered by the Stock Option Committee. See "Report of the Stock Option Committee on Compensation" herein.

       Due to the difficult year experienced by the company in 1993, the Board of Directors determined that there would be no increases in the salaries of the executive officers in 1994. Certain of the company's executive officers have entered into employment contracts with the company which set forth their minimum salaries. Any salary amounts exceeding such minimum levels are competitively set relative to comparable companies in the electronics industry and companies of comparable size.

CHIEF EXECUTIVE OFFICER COMPENSATION

       Mr. Spier is currently employed under a contract entered into in connection with his election as Chairman of the Board, President and Chief Executive Officer of the company in April 1994, and which expires December 31, 1997. The contract provides for compensation at an annual rate of not less than $100,000 until June 30, 1995, and of not less than $200,000 thereafter. Amounts set by the contract are minimum amounts and may be supplemented by the Executive Committee. Mr. Spier's 1994 salary was at the rate specified by his contract. Mr. Spier may terminate the contract in the event of a "change in control" of the company in which case he would be entitled to (i) a lump sum payment in an amount equal to the product of his annual base salary at the time of the change in control multiplied by the number of years (including partial years) remaining in the term of employment under the contract, as well as (ii) payment of the value of any unvested stock options or stock awards. Mr. Spier also received stock options and restricted stock awards in 1994. See "Report of the Stock Option Committee on Compensation" and "Summary Compensation Table" herein.

                               BOARD OF DIRECTORS
                                 Anthony Spier
                              Albert S. Wells, Jr.
                             James J. Roberts, Jr.
                                 Allan Gardner
                                 John R. Blouin
                              Richard L. Conquest

              REPORT OF THE STOCK OPTION COMMITTEE ON COMPENSATION

       The company believes that significant stock ownership by executive officers is a major incentive in building shareholder value and aligning the interests of executives and shareholders. Under the company's ISP, which is administered by the Stock Option Committee, nonqualified stock options, incentive stock options, stock appreciation rights and stock awards may be granted to officers and other key employees of the company. For a description of the terms and provisions of the ISP, see "Approval of Amendment of Incentive Stock Plan - Description of the ISP" herein.

       In accordance with the company's policy of aligning the interests of its executive officers with those of its shareholders, grants of performance-based restricted stock awards were made to all executive officers in 1994. Vesting of the restricted stock awards is dependent upon the company's achievement of certain profit goals during the years 1995, 1996 and 1997. Shares will vest in each of 1995, 1996 and 1997, respectively, if the company's earnings from continuing operations before interest and tax (EBIT) for that fiscal year equal or exceed the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three year period. Any awards that have not vested as specified above will be forfeited. In addition, stock options were granted to two new executive officers (including Mr. Spier) in connection with their initial elections as such.

CHIEF EXECUTIVE OFFICER AWARDS

       In connection with Mr. Spier's election as Chairman of the Board, President and Chief Executive Officer, and as a part of his overall compensation package, Mr. Spier received a performance-based restricted stock award of 30,000 shares (the terms of which are set forth in footnote (f) to the "Summary Compensation Table" herein) and was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $3.75, the fair market value on the date of the grant. (See "Option Grants in Fiscal 1994" for further information with respect to the specific terms of such grant.) Mr. Spier also received an additional restricted stock award of 9,000 shares in connection with the grant of performance-based stock awards to all executive officers described in the preceding paragraph. The Stock Option Committee believes the stock awards make a significant portion of Mr. Spier's overall compensation dependent on company performance and the option grant helps to align Mr. Spier's long-term compensation directly with shareholder value since the potential value of the grant is tied directly to increases in the fair market value of the company's stock during the term of the option.

                             STOCK OPTION COMMITTEE
                             James J. Roberts, Jr.
                              Albert S. Wells, Jr.

                           SUMMARY COMPENSATION TABLE

       Set forth on the following table are, for the fiscal years indicated, each component of compensation paid to the Chief Executive Officer and the former Chief Executive Officer (collectively referred to as the "named executive officers").

                                                                                        LONG TERM
                                                     ANNUAL COMPENSATION              COMPENSATION
                                               -------------------------------  -------------------------
                                                                     OTHER                     SECURITIES
NAME AND                                                             ANNUAL                    UNDERLYING   ALL OTHER
PRINCIPAL                                       SALARY            COMPENSATION   RESTRICTED     OPTIONS    COMPENSATION
POSITION                          FISCAL YEAR    (C)      BONUS       (D)       STOCK AWARDS      (#)          (E)
- --------------------------------  -----------  --------  -------  ------------  ------------   ----------  ------------
Anthony Spier (a)                       1994   $ 67,375     -     $  11,532     $   112,500(f)   20,000    $   1,344
Chairman of the Board,                  1993      -         -         -              -            -            -
President and Chief Executive           1992      -         -         -              -            -            -
Officer
Francis J. Myers (b)                    1994   $174,980     -     $  33,544          -            -        $  10,235
Former Chairman of the                  1993   $176,897     -     $  30,328          -            -        $   6,597
Board, President and Chief              1992   $173,078  $55,668  $  27,103     $   116,670(g)   20,000    $   1,360
Executive Officer

- ------------------------
(a) Mr. Spier joined the Company as Chairman of the Board, President and Chief Executive Officer in April 1994.

(b) Mr. Myers resigned as Chairman of the Board, President and Chief Executive Officer of the company on April 24, 1994. Mr. Myers is currently employed by the company as a consultant under an employment agreement entered into on June 26, 1992 and amended on April 26, 1994 which provides for salary at an annual rate of $175,000 until June 30, 1995 and a lump sum payment of $215,000 in January 1995 in satisfaction of certain retirement benefits.

(c) Includes all pre-tax employee contributions to the Employee Retirement 401(k) Plan.

(d) Other annual compensation for Mr. Spier in 1994 includes benefits associated with the personal use of a company automobile of $3,295 and company paid taxes of $7,607. Other annual compensation for Mr. Myers includes benefits associated with the personal use of a company automobile for years 1994, 1993 and 1992 of $13,520, $13,133 and $13,967, respectively and company paid taxes for years 1994, 1993 and 1992 of $20,024, $17,195 and $13,136, respectively.

(e) All other compensation in 1994 for Messrs. Spier and Myers includes premiums paid on life insurance for the benefit of such officers of $1,344 and $5,615, respectively, and, for Mr. Myers, the company's contributions to the Employee Retirement 401(k) Plan of $4,620.

(f) In 1994, Mr. Spier received performance-based restricted stock awards aggregating 39,000 shares, which are subject to vesting or forfeiture as follows: 12,000, 13,000 and 14,000 of Mr. Spier's shares will vest in each of 1995, 1996 and 1997, respectively, if the company's earnings from continuing operations before interest and tax (EBIT) for that fiscal year equals or exceeds the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three year period. Any awards that have not vested as specified above will be forfeited. In addition, these restricted shares will be forfeited in case of the termination of Mr. Spier's employment with the company, except if Mr. Spier is terminated by the company without cause. Any dividends declared on the Common Stock will be paid on the restricted shares. As of December 31, 1994, Mr. Spier owned a total of 39,000 shares of restricted stock with a fair market value of $104,812.

(g) Represents performance-based restricted stock award of 32,559 shares, of which 10,853 shares vested in 1992 as a result of achievement of performance goals for that year, and 21,706 shares were forfeited. As of December 31, 1994, Mr. Myers owned no restricted stock.

                          OPTION GRANTS IN FISCAL 1994

       Set forth on the following table is certain information concerning the grants of options to the named executive officers during the fiscal year ended December 31, 1994:

                                                                                       POTENTIAL REALIZED
                                                                                        VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF
                                                                                          STOCK PRICE
                                                                                         APPEARANCE FOR
                                               INDIVIDUAL GRANTS                          OPTION TERM
                            --------------------------------------------------------  --------------------
                             NUMBER OF     PERCENTAGE OF
                            SECURITIES     TOTAL OPTIONS
                            UNDERLYING      GRANTED TO      EXERCISE OR
                              OPTIONS      EMPLOYEES IN     BASE PRICE   EXPIRATION
NAME                          GRANTED       FISCAL YEAR      PER SHARE      DATE         5%         10%
- --------------------------  -----------  -----------------  -----------  -----------  ---------  ---------
Anthony Spier                 20,000(a)            73%       $    3.75    4/26/2004   $  47,167  $ 119,531
Francis J. Myers                 -               -               -            -           -          -

- ------------------------
(a) The options become exercisable as follows: 25% in October 1994; 25% in April 1995; 25% in April 1996; and 25% in April 1997.

              AGGREGATED OPTION EXERCISES IN LAST YEAR AND FISCAL
                             YEAR-END OPTION VALUES

       Set forth on the following table is information relating to the number of shares of Common Stock subject to options held at December 31, 1994 by each of the named executive officers. None of the unexercised options were in-the-money at December 31, 1994.

                                                                                      NUMBER OF SECURITIES
                                                                                     UNDERLYING UNEXERCISED
                                                                                       OPTIONS AT FISCAL
                                                                                          YEAR-END(#)
                                        SHARES ACQUIRED ON     VALUE REALIZED    ------------------------------
NAME                                       EXERCISE (#)              ($)          EXERCISABLE    UNEXERCISABLE
- -------------------------------------  ---------------------  -----------------  -------------  ---------------
Anthony Spier                                    -                    -                5,000          15,000
Francis J. Myers                                 -                    -               37,900           5,000

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The following non-employee directors serve on the Executive Committee, which deals with certain matters related to compensation of executive officers:
Albert S. Wells, Jr. and James J. Roberts, Jr. Albert S. Wells, Jr. is a former President and Chief Executive Officer of the company. The third member of the Executive Committee is Anthony Spier, who is an executive officer of the company. Mr. Spier disqualifies himself on all decisions relating to his compensation. The Stock Option Committee, which administers the company's ISP, consists of two non-employee directors: James J. Roberts, Jr. and Albert S. Wells, Jr. Messrs. Roberts and Blouin, who are both directors of the company, are the sole shareholders of James Industries, Inc., and Mr. Roberts is the Chairman of the Board and Chief Executive Officer, and Mr. Blouin is President, of James Industries, Inc. James Industries, Inc., a sales representatives' organization, acts as a sales representative for, and as a distributor of, the company's products. James Industries, Inc. has been an independent sales representative for the company since 1979 and is compensated therefor on a commission basis pursuant to a Sales Representation Agreement dated January 1, 1991, which expires December 31, 1996. Commissions paid pursuant to this agreement to James Industries, Inc. in the year ended December 31, 1994, totalled $1,047,000. James Industries, Inc. also acts as a distributor, purchasing the company's products for sale to third parties. For the year ended December 31, 1994, the company's sales to James Industries, Inc. totalled $2,216,000. In addition, James Industries, Inc. is also an independent sales representative for certain of the company's suppliers. In 1994, the company purchased $1,072,000 of products from third party vendors represented by James Industries, Inc. on a commission basis.

                 APPROVAL OF AMENDMENT OF INCENTIVE STOCK PLAN

       The company's Amended and Restated Incentive Stock Plan (the "ISP") as currently in effect was adopted by the Board of Directors on March 4, 1992, and was approved by the company's shareholders on April 28, 1992. The Board of Directors has adopted amendments (the "Amendments") to the ISP, subject to shareholder approval, which amend the ISP by (i) increasing the number of shares of Common Stock available for benefits thereunder by 600,000 shares and (ii) extending the term during which benefits may be granted thereunder to December 31, 2004.

       The Amendments will be approved only upon the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE ISP.

DESCRIPTION OF THE ISP

       The purpose of the ISP is to attract, motivate and retain outstanding management personnel and other key employees by providing such individuals with long-term financial incentives. Under the ISP, non-qualified stock options, incentive stock options, stock appreciation rights and stock awards may be granted to officers and other key employees of the company. On March 17, 1995, 506 shares were available for benefits under the ISP, excluding the 600,000 additional shares reserved pursuant to the Amendments. Approximately 41 employees are eligible to participate in the ISP. The ISP is administered by a committee of two or more non-employee directors (currently, the Stock Option Committee of the Board of Directors), appointed by the Board of Directors, which determines the key employees of the company who are eligible to participate, based upon their contributions and value to the company, the number and types of benefits to be granted, and the terms and conditions of such benefits. Option prices and the periods during which options may be exercised are fixed by the committee, but in no case can the price be less than 100% of the fair market value of the shares at the date of grant. The option exercise price may be paid in cash or by tendering shares of Common Stock of the company. Stock appreciation rights may be granted with respect to options or independently.

Under the stock awards provision of the ISP, shares may be sold at prices less than fair market value, or issued without other payment, as a bonus or as additional compensation for services to the company.

TAX CONSEQUENCES

       Counsel for the company has advised that under existing federal income tax laws and regulations, the grant of stock options (including incentive stock options) or stock appreciation rights under the ISP, or the award of stock subject to restrictions and a risk of forfeiture under the ISP, does not result in income taxable to the employee or provide a deduction for the company. In general, the exercise of a non-qualified stock option or a stock appreciation right, or the lapse of restrictions on transferability or termination of risks of forfeiture of a stock award, results in ordinary income taxable to the employee, and the company is entitled to a corresponding deduction. The amount so taxable and so deductible will be the excess of fair market value on the date of exercise over the option price in the case of a non-qualified stock option, the amount of cash and the fair market value of the Common Stock received by the employee in the case of a stock appreciation right and the excess of the fair market value at the date of lapse of the restrictions or risk of forfeiture over the payments, if any, made by the employee in the case of a stock award. In the case of a stock award, the employee may elect to be taxed upon receipt of the restricted award shares rather than upon lapse of the restrictions.

       Under Section 422 of the Internal Revenue Code of 1986, as amended, there are no tax consequences to the employee or the company when an incentive stock option is granted or exercised. (The exercise of an incentive stock option may, however, result in alternative minimum tax consequences to the employee.) If the employee holds the stock received on exercise for at least two years from date of grant and one year from date of transfer of the shares into the employee's name, any gain realized on the disposition of the stock will be accorded long-term capital gains treatment and no deduction is allowed to the company. If the holding-period requirements are not satisfied, the employee will recognize ordinary income at the time of sale equal to the lesser of (i) the gain realized on the sale, or (ii) the difference between the option price and the fair market value of the stock on the date of exercise. Any additional gain on the sale not reflected above will be long-term capital gain, depending on whether the stock is held for more than twelve months. The company is entitled to a deduction equal to the amount of ordinary income recognized by the employee.

NEW PLAN BENEFITS

       The benefits and awards to be granted under the ISP, as amended, are not determinable. Set forth on the following table are the benefits granted in the year ended December 31, 1994, and from January 1, 1995 to March 17, 1995, to the named executive officers, to the company's executive officers as a group, to the company's directors who are not executive officers and to all employees, including all current officers who are not executive officers, as a group. On March 18, 1995, the price of the Common Stock was $3.875 per share as reported on the American Stock Exchange.

                                                         NUMBER OF OPTIONS AND STOCK AWARDS GRANTED
                                                     --------------------------------------------------
                                                              IN 1994               IN 1995 TO DATE
                                                     --------------------------  ----------------------
                                                                       STOCK                    STOCK
NAME AND POSITION                                     OPTIONS(A)     AWARDS(B)   OPTIONS(C)    AWARDS
- ---------------------------------------------------  -------------  -----------  -----------  ---------
Anthony Spier                                             20,000        39,000       26,700           0
Chairman of the Board, President and Chief
 Executive Officer
Francis J. Myers                                               0             0            0           0
Former Chairman of the Board, President and Chief
 Executive Officer
Executive Group                                           27,500       102,000      128,800           0
Non-Executive Director Group                                   0             0            0           0
Non-Executive Officer Employee Group                           0             0       92,500           0

- --------------------------

(a) In 1994, the company granted 27,500 stock options to two new executive officers, including 20,000 stock options granted to Mr. Spier, at an exercise price of $3.75, the fair market value of the Common Stock on the date of the grant. The options become exercisable as follows: 25% in October 1994, 25% in April 1995, 25% in April 1996, and 25% in April 1997. The options will expire on April 26, 2004.

(b) In 1994, the company granted performance-based restricted stock awards to all executive officers. Each executive officer received an award of 9,000 restricted shares. (Mr. Spier received an additional award of 30,000 restricted shares in connection with his election as Chairman of the Board, President and Chief Executive Officer of the company, and as a part of his overall compensation package, the terms of which are set forth in footnote
     (f) to the "Summary Compensation Table" herein.) The restricted stock awards are subject to vesting as follows: 2,000, 3,000 and 4,000 shares will vest in each of 1995, 1996 and 1997, respectively, if the company's earnings from continuing operations before interest and tax (EBIT) for that fiscal year equal or exceed the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three year period. Any awards that have not vested as specified above will be forfeited. Any dividends declared on the Common Stock will be paid on the restricted shares.

(c) Between January 1, 1995 and March 15, 1995, the company granted a total of 221,300 stock options to certain of its executive officers and key employees. The stock options are exercisable at a price equal to the fair market value of the Common Stock on the date of the grant, expire ten years after they are granted, and their vesting schedule varies depending on their date of grant.

                      COMMON STOCK PRICE PERFORMANCE GRAPH

       The graph below compares the yearly percentage change in the cumulative total shareholder return of the company's Common Stock with the cumulative total return of the S&P Midcap 400 Index and the S&P Electronics-Instrumentation Index during the years 1990 through 1994, assuming the investment of $100 on December 31, 1989, and the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           WELLS-GARDNER ELECTRONIC    S&P MIDCAP 400 INDEX    ELECTRONICS-INSTRUMENTATION
1989                             100                      100                           100
1990                              70                    94.88                         71.65
1991                           53.33                   142.42                        124.17
1992                          176.67                   159.38                        152.52
1993                          106.67                   181.62                        174.74
1994                           71.65                   175.11                        217.17

                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors of the company has appointed the firm of KPMG Peat Marwick to serve as independent public accountants of the company for the fiscal year ending December 31, 1995. A representative of KPMG Peat Marwick will be present at the Meeting and will have the opportunity to make a statement. The representative will also be available to respond to appropriate questions from the shareholders.

                         PROPOSALS OF SECURITY HOLDERS

       Any shareholder proposal intended to be presented at the 1996 Annual Meeting of Shareholders must be received at the company's executive offices, 2701 North Kildare Avenue, Chicago, Illinois 60639, by no later than 120 days prior to March 22, 1996, in order to be considered for inclusion in the company's proxy statement materials relating to such meeting.

                                 OTHER BUSINESS

       The company is not aware of any business to be acted upon at the Meeting other than that which is described in this Proxy Statement. In the event that other business calling for a vote of the shareholders is properly presented at the Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

Chicago, Illinois
March 24, 1995

                                                                     APPENDIX A

PROXY                WELLS-GARDNER ELECTRONICS CORPORATION
                           2701 NORTH KILDARE AVENUE
                           CHICAGO, ILLINOIS  60639

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Anthony Spier and James J. Roberts, Jr., and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all Common Shares of Wells-Gardner Electronics Corporation held of record by the undersigned on March 17, 1995, at the annual meeting of shareholders to be held on April 25, 1995, and any adjournment thereof. A majority of the Proxies present at the meeting, and if only one is present, then that one, may exercise the power of all the Proxies hereunder.


          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/


1.  ELECTION OF DIRECTORS
      (EXCEPT AS MARKED TO THE CONTRARY BELOW)
    Anthony Spier, Albert S. Wells, Jr., Allan Gardner, James J. Roberts, Jr., John R. Blouin, William L. De Nicolo, Wayne Harris

If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above-named nominees. The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW).

FOR all nominees listed below                               / /

WITHHOLD AUTHORITY to vote for all nominees listed below    / /

For     / /     Against    / /

2. APPROVAL OF AMENDMENTS TO INCENTIVE STOCK PLAN. To consider and vote upon a proposal to approve the amendment of the Amended and Restated Incentive Stock Plan.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Dated ____________________________, 1995

________________________________________
Signature

________________________________________
Signature if held jointly

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                      APPENDIX B

                                 AMENDMENT NO. 1
                                       TO
                      WELLS-GARDNER ELECTRONICS CORPORATION
                    AMENDED AND RESTATED INCENTIVE STOCK PLAN


          1. AMENDMENTS. The Wells-Gardner Electronics Corporation Amended and Restated Incentive Stock Plan (the "Plan") is hereby amended as follows:

          (a) Section 4 of the Plan is deleted in its entirety and replaced with the following:

          4. SHARES RESERVED. 600,000 Common Shares, par value $1.00 of the Company plus any Common Shares which as of the effective date of Amendment No. 1 to the Plan are authorized for award under this Plan and which have not been awarded (subject to adjustments in accordance with Section 9 below), are reserved for issuance upon the exercise or issuance of Benefits granted under this Plan. In addition, any shares subject to Benefits granted from time to time under this Plan including any of the shares subject to Benefits outstanding on the effective date of Amendment No. 1 to the Plan, may be made subject to new Benefits under this Plan in the event of a lapse, expiration or cancellation of such Benefits. All options granted under the Plan may, but need not, be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

          (b) Section 16 of the Plan is deleted in its entirety and replaced with the following:

          16. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted after December 31, 2004, provided, however, that the terms and conditions applicable to any Benefit granted hereunder may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the company and a participant hereunder, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan. The Board of Directors may amend this Plan from time to time or terminate this Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefits or change the terms and conditions thereof without the participant's consent. No amendment of this Plan shall, without approval of the shareholders of the Company, (i) materially increase the total number of shares which may be issued under this Plan, (ii) materially change the minimum purchase price of

     Common Shares which may be made subject to options under this Plan, (iii) materially modify the requirements as to eligibility for Benefits under this Plan; (iv) result in any member of the Committee losing his or her status as a disinterested person under Securities and Exchange Commission Regulation [SECTION]240.16b-3; (v) result in the Plan losing its status as a protected plan under Securities and Exchange Commission Rule 16b-3; or
     (vi) extend the term of this Plan.

          (c) Section 17 of the Plan is deleted in its entirety and replaced with the following:

          17. FAIR MARKET VALUE. "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date:

               (i) if the security is listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s Nasdaq National Market ("NASDAQ/NM"), the closing price, regular way, of the security on such exchange or NASDAQ/NM, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

               (ii) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NM, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

               (iii) if the security is not listed for trading on a national securities exchange and is not authorized for quotation on NASDAQ/NM or NASDAQ, the fair market value of the security as determined in good faith by a qualified, independent appraiser selected by the Board.

          (d) A new Section 18 is added to the Plan and shall read as follows:

          18. STOCKHOLDER APPROVAL. This Plan was amended by the Board of Directors of the Company on March 7, 1995. Sections 1(a) and 1(b) of Amendment No. 1 to the Plan and any Benefits granted thereunder shall be null and void if stockholder approval of Sections 1(a) and 1(b) of Amendment No. 1 to the Plan is not obtained within twelve (12) months of adoption of Amendment No. 1 to the Plan by the Board of Directors.


          2. PLAN REMAINS IN EFFECT. Except as amended and modified by this Amendment No. 1, the Plan remains in full force and effect.

                      WELLS-GARDNER ELECTRONICS CORPORATION
                    AMENDED AND RESTATED INCENTIVE STOCK PLAN

     1. PURPOSE. The Wells-Gardner Electronics Corporation Amended and Restated Incentive Stock Plan (the "Plan" is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Wells-Gardner Electronics Corporation (the "Company") and its subsidiaries, by providing them opportunities to acquire Common Shares of the Company ("Common Shares") on the terms described herein.

     2. ADMINISTRATION. The Plan will be administered by the Incentive Stock Option Committee (the "Committee"), to furnish help or be of service, and will be appointed by and report to the Board of Directors of the Company from among its members and which shall be comprised of two or more non-employee members of the Board, provided, however, that as long as the Common Shares of the Company are registered under the Securities Exchange Act of 1934, members of the Committee must qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation [SECTION]240.16b-3.

     3. PARTICIPANTS. Participants will consist of such key employees (including officers) of the Company or its subsidiaries as the Committee determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Committee may, from time to time, recommend to the Board of Directors for approval to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same number or type of Benefits as granted to the participant in any other year, or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in management 's recommendations for selecting participants and in determining the number and type of their respective benefits. The aggregate fair market value (determined as of the time the option is granted) of the Common Shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000.

     4.  SHARES RESERVED.   595,367 Common Shares, par value $1.00 of the
Company (subject to adjustments in accordance with Section 9 below) are reserved for issuance upon the exercise or issuance of Benefits granted under this Plan. In addition, any shares subject to Benefits granted from time to time under this Plan including any of the 211,442 shares subject to Benefits outstanding on the date of adoption of this Amended and Restated Plan, by the Board of Directors, may be made subject to new Benefits under this Plan in the event of a lapse, expiration or cancellation of such Benefits. All options granted under the Plan may, but need not, be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

     5. STOCK OPTIONS. Stock Options will consist of non-qualified stock options or incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) to purchase Common Shares at purchase prices not less than 100% of the fair market value of the Common Shares on the date the option is granted. Such options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death.

Leaves of absence for military service, illness, and transfer of employment between the Company and any subsidiary thereof shall not constitute termination of employment. Options may be exercised by payment of the purchase price in cash and/or by surrendering or delivering to the Company Common Shares equal in value (based upon its fair market value on the date of surrender or delivery) to such purchase price, or the portion thereof so paid. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     6. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Option granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to Stock Options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with this Plan as the Committee shall impose from time to time, including the following:

     (a) A Stock Appreciation Right relating to a Stock Option may be made part of such option at the time of its grant or any time thereafter up to six months prior to its expiration.

     (b) Each Stock Appreciation Right will entitle the holder to elect to receive up to 100% (or such lesser amount as determined by the Committee) of the appreciation in the fair value of the shares subject thereto up to the date right is exercised. In the case of a right issued in relation to, and exercisable in lieu of, a Stock Option, such appreciation shall be measured from not less than the option price. In the case of all other rights issued hereunder, such appreciation shall be measured from not less than the fair market value of the Common Shares on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Shares, or a combination thereof, as set forth in the Stock Appreciation Right, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of Common Shares (or cash of equal value) with respect to which the right is granted.

     (c) Each Stock Appreciation Right will be exercisable at the times, on the conditions, and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months nor later than ten years after it is granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under this Plan by the number of shares with respect to which the right is exercised.

     7. STOCK AWARDS. Stock Awards will consist of Common Shares transferred to participants at such prices less than fair market value (or without other payment therefor) as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods.

     8. BENEFITS. All references in the Plan to "Benefits" shall be deemed to include Stock Options, Stock Appreciation Rights and Stock Awards.

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

     9. ADJUSTMENT PROVISIONS.
        (a) If the company shall at any time change the number of issued Common Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit and the reference price or fair market value for each outstanding Benefit shall be adjusted so that the net value of each such Benefit shall not be changed.

        (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Benefit:

               (i) any Participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Common Shares which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition; or

               (ii) any Participant to whom a Stock Appreciation Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate fair market value of the Acquisition receivable upon such acquisition by a holder of the number of Common Shares which are covered by such right and the aggregate reference price of such right.

     The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Common Share upon consummation of an Acquisition.

        (c) Notwithstanding any other provisions of this Plan, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance, continuation, or assumption of Benefits or provide for other equitable adjustments after changes in the Common Shares resulting from any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate.

     10. NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Each Stock Option and Stock Appreciation Right granted under this Plan to any employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant during employment or within three months thereafter, each Stock Option and Stock Appreciation Right theretofore granted to him shall be exercisable only within one year after his death (but not beyond the stated duration of the Stock Option and Stock Appreciation Right) and then only:

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

        (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

        (b) To the extent that the deceased participant was entitled to do so as of the date of his death.

     11. OTHER PROVISIONS. The award of any Benefit under this Plan may also be subject to such other provisions (whether or not applicable to the Benefits awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Shares under Stock Options provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Shares, provisions for the forfeiture of, or restrictions on resale or other disposition of Common Shares acquired under any form of Benefit, provisions for the acceleration of exercisability or vesting of Benefits in the event of a change of control of the Company, provisions for the payment of the value of Benefits to participants in the event of a change of control of the Company, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under this Plan.

     12. RULES. The Committee may establish such rules and regulations as it considers desirable for the administration of this Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. The committee authorizes the CEO and/or the President to grant stock options to an employee who changes jobs or to a new employee to fill a management void. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

     13. MANNER OF ACTION BY COMMITTEE. A majority of the members of the Committee qualified to act on a question may act by meeting or by writing signed without meeting and may execute, or delegate to one of its members authority to execute any instrument or document required. The Committee may delegate the performance of ministerial functions in connection with this Plan to such person or persons as the Committee may select. The costs of administration of this Plan will be paid by the Company.

     14. TENURE. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under this Plan.

     15. WITHHOLDING. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Shares pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Shares. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a non-qualified stock option or a Stock Appreciation Right or (b) the receipt or vesting of Stock Awards, by electing to have the Company withhold Common Shares having a fair market value equal to the amount to be withheld.

     16. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted after December 31, 2001, provided, however, that the terms and conditions applicable to any Benefit granted hereunder may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the company and a participant hereunder, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan. The Board of Directors may amend this Plan from time to time or terminate this Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefits or change the terms and conditions thereof without the participant's consent. No amendment of this Plan shall, without approval of the shareholders of the Company, (i) materially increase the total number of shares which may be issued under this Plan, (ii) materially change the minimum purchase price of Common Shares which may be made subject to options under this Plan,
(iii) materially modify the requirements as to eligibility for Benefits under this Plan; (iv) result in any member of the Committee losing his or her status as a disinterested person under Securities and Exchange Commission Regulation [SECTION]240.16b-3; (v) result in the Plan losing its status as a protected plan under Securities and Exchange Commission Rule 16b-3; or (vi) extend the term of this Plan.

     17. STOCKHOLDER APPROVAL. This Plan was restated and adopted by the Board of Directors of the Company on March 4, 1992. The Plan and any Benefits granted thereunder shall be null and void if stockholder approval of the Plan is not obtained within twelve (12) months of such adoption of the Plan by the Board of Directors.

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